Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Commerce Solutions, Inc. (the ‘Company’) on Form 10-QSB for the three months ended November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of Section 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signatures	Title	Date

/s/ Robert E. Maxwell	Chairman of the Board & Director	January 22, 2008
Robert E. Maxwell

/s/ Daniel L. Hefner	Chief Executive Officer, President & Director	January 22, 2008
Daniel L. Hefner

/s/ Frank D. Puissegur	Chief Financial Officer (Principal Financial Officer) and Director	January 22, 2008
Frank D. Puissegur